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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported: April 20, 2001


                                 PPL CORPORATION
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)


    PENNSYLVANIA                    1-11459                    23-2758192
    ------------                    -------                    ----------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
  of Incorporation)                                        Identification No.)



           TWO NORTH NINTH STREET, ALLENTOWN, PENNSYLVANIA 18101-1179
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, including Area Code: (610) 774-5151
                                                           --------------

          (Former name or former address, if changed since last report)




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Item 5. Other Items

         Power Supply Offer to Montana Power Company

         On April 20, 2001, PPL Corporation (PPL) announced that its energy marketing subsidiary, PPL EnergyPlus, has offered to provide Montana Power Company with 500 MW of energy for five years beginning July 1, 2002. EnergyPlus would sell this energy at 4 cents a kilowatt-hour to the extent that the energy is produced by certain designated units of PPL Montana, LLC. After EnergyPlus and Montana Power Company finalize the agreement, it will be submitted to the Montana Public Service Commission for review.

         Additional Generating Capacity

         On April 23, 2001, PPL announced that it is developing a 540 MW power plant near Chicago, Illinois and that the capacity at its Susquehanna nuclear plant in Pennsylvania will be increased by 100 MW.


         The Illinois facility will be a 540 MW, simple-cycle, natural gas-fired electric generation facility. The facility is expected to be in service by the summer of 2002 and is expected to cost about $305 million.

         The planned 100 MW increase in the capacity of the Susquehanna nuclear plant will be effected with the installation of more efficient steam turbines on each of the two nuclear power units. The new turbines, which will replace units that have been in operation since the early 1980s, will be installed in the spring of 2003 and 2004 during refueling outages at the plant and are expected to cost about $120 million.

         Corporate Earnings

         On April 24, 2001, PPL announced first-quarter 2001 earnings of $1.52 per diluted common share, a 54% increase over the same period a year ago. PPL reported adjusted earnings of $3.81 per diluted share for the 12 months ended March 31, 2001, compared to $2.54 reported in the same period last year.

         PPL indicated that the major drivers of its earnings growth for the first quarter 2001 were: increased margins on wholesale energy transactions; positive results from the its regulated energy delivery business in Pennsylvania and from its international operations; and its success in continuing to control costs.

         PPL reported that actual earnings per diluted share for the 12 months ended March 31, 2001, were $3.97, including a nonrecurring benefit of 16 cents per share from a settlement with various insurers for environmental and other liabilities. Actual earnings per diluted share for the same period of 2000 were $3.04, reflecting one-time gains from the sale of a generation plant in Sunbury, Pa., a gain from the sale of the supply portion of PPL's electricity business in the United Kingdom, and a net gain from the sale of transition bonds in the securitization process. Partially offsetting these benefits during the period a year ago was a one-time adjustment to write down the carrying value of certain investments made by PPL Global, LLC, PPL's international energy development subsidiary.

         PPL also announced that it now forecasts earnings in excess of $4.00 per share for 2001 and $4.55 to $4.65 per share for 2002. Earnings per share of $4.00 in 2001 would represent an increase of about 22% over 2000's adjusted diluted earnings of $3.28 per common share. Earnings per common share of $4.55 to $4.65 in 2002 would represent an increase of about 15% over earnings now forecast for 2001.

         PPL reported that the significant increase in its earnings forecasts for 2001 and 2002 was due to the following factors:

         - The securitization of its U.S. electricity delivery business described below.
         -   Its record earnings performance in the first quarter of 2001.
         -   Increased margins on energy transactions.
         - Its planned increased supply of electricity to sell in the competitive wholesale markets, including a new natural gas-powered plant in Illinois.
         -   Strong growth in its electricity delivery business in Pennsylvania.
         -   Higher earnings from its international businesses.
         -   Its success in continuing to reduce costs.

         PPL expects a compound annual earnings per share growth rate of 12 to 15 percent through 2005, based on its 2000 adjusted earnings.

         Strategic Initiative

         On April 24, 2001, PPL also announced a plan to effect the structural separation of PPL Electric Utilities from PPL and PPL's other affiliated companies, in a transaction that PPL calls the "securitization" of the electric transmission and distribution business of PPL Electric

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Utilities. Upon completion of the securitization, PPL will effectively double the amount of generating capacity PPL has to sell in wholesale electricity markets while allowing PPL to retain valuable advantages related to operating both energy supply and energy delivery businesses.


       The securitization will be effected in a series of steps including:

         - the structural separation of PPL Electric Utilities from PPL and PPL's other affiliated companies;
         - an increase in the leverage of PPL Electric Utilities through the issuance of approximately $900 million of senior secured bonds without any material impact on PPL Electric Utilities' investment-grade credit rating; and
         - the solicitation by PPL Electric Utilities, in early June 2001, of bids to contract with energy suppliers to meet all of the electricity needs associated with its obligation to serve customers under capped rates from 2002 through the end of 2009.

         PPL Electric Utilities currently has a full requirements supply agreement with PPL EnergyPlus that expires at the end of 2001. Under the Pennsylvania Electricity Generation Customer Choice and Competition Act, PPL Electric Utilities is required as a provider of last resort, through 2009, to provide electricity at pre-set prices to its delivery customers who do not select an alternate supplier. As part of the securitization, PPL Electric Utilities will solicit bids to contract with energy suppliers to meet its obligation to deliver energy to its customers. PPL EnergyPlus intends to be one of the parties to bid on the supply contract at market competitive prices. To the extent that PPL EnergyPlus is a successful bidder, it will have an eight-year contract to sell a portion of its available energy at market-competitive wholesale prices. To the extent that PPL EnergyPlus is not a successful bidder, it will have additional energy that can be sold in the wholesale market at market rates.


         Several aspects of the securitization must be reviewed and approved by the Pennsylvania Public Utility Commission. These approvals are expected in the third quarter of 2001.

         Dividend Policy

         Concurrent with the announcement of PPL's securitization plan on April 24, 2001, PPL also announced that it will maintain its dividend at the current level of $1.06 per common share for the foreseeable future. PPL believes this dividend policy is consistent with, and an important element of, its continued transformation to a growth-oriented energy company. Dividends on PPL's common stock are declared at the discretion of its Board of Directors. PPL will continue to consider the appropriateness of its dividend level, taking into account its financial position, its results of operations, conditions in the industry and other factors which the Board of Directors deems relevant.

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         CERTAIN STATEMENTS CONTAINED IN THIS REPORT, INCLUDING STATEMENTS WITH
RESPECT TO FUTURE EARNINGS, DIVIDENDS, ENERGY SUPPLY AND DEMAND, COSTS, SUBSIDIARY PERFORMANCE, GROWTH, NEW TECHNOLOGY, PROJECT DEVELOPMENT, ENERGY PRICES, STRATEGIC INITIATIVES AND GENERATING CAPACITY AND PERFORMANCE, ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. ALTHOUGH PPL CORPORATION BELIEVES THAT THE EXPECTATIONS AND ASSUMPTIONS REFLECTED IN THESE STATEMENTS ARE REASONABLE, THERE CAN BE NO ASSURANCE THAT THESE EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. THESE FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. THE FOLLOWING ARE AMONG THE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS: MARKET DEMAND AND PRICES FOR ENERGY, CAPACITY AND FUEL; WEATHER VARIATIONS AFFECTING CUSTOMER ENERGY USAGE; COMPETITION IN RETAIL AND WHOLESALE POWER MARKETS; THE EFFECT OF ANY BUSINESS OR INDUSTRY RESTRUCTURING; PROFITABILITY AND LIQUIDITY; NEW ACCOUNTING REQUIREMENTS OR NEW INTERPRETATIONS OR APPLICATIONS OF EXISTING REQUIREMENTS; SYSTEM CONDITIONS AND OPERATING COSTS; DEVELOPMENT OF NEW PROJECTS; MARKETS AND TECHNOLOGIES; ENVIRONMENTAL CONDITIONS AND REQUIREMENTS; PERFORMANCE OF NEW VENTURES; POLITICAL, REGULATORY OR ECONOMIC CONDITIONS IN COUNTRIES WHERE PPL CORPORATION OR ITS SUBSIDIARIES CONDUCT BUSINESS; RECEIPT OF NECESSARY GOVERNMENTAL APPROVALS; CAPITAL MARKET CONDITIONS; STOCK PRICE PERFORMANCE; PPL CORPORATION'S OR ANY OF ITS SUBSIDIARIES' SECURITIES RATINGS; FOREIGN EXCHANGE RATES; AND COMMITMENTS AND LIABILITIES. ANY SUCH FORWARD-LOOKING STATEMENTS SHOULD BE CONSIDERED IN LIGHT OF SUCH FACTORS AND IN CONJUNCTION WITH PPL CORPORATION'S FORM 10-K AND OTHER REPORTS ON FILE WITH OR FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PPL CORPORATION

                                             By: /s/ James E. Abel
                                                 -------------------------
                                               James E. Abel
                                               Vice President - Finance &
                                               Treasurer

Dated: April 27, 2001